Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD ANNOUNCES SENIOR MANAGEMENT PROMOTIONS

DALLAS, March 12, 2018 - Ashford Inc. (NYSE American: AINC) (the “Company”) today announced several senior management promotions and changes in executive titles at Ashford as well as the Company’s two advised REIT platforms, Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or “Trust”) and Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or “Prime”), effective immediately.

J. Robison Hays III, formerly Ashford’s Chief Strategy Officer, has been appointed Co-President & Chief Strategy Officer at Ashford.  He will retain the position of Chief Strategy Officer at both Trust and Prime.

Jeremy J. Welter, formerly Executive Vice President of Asset Management for all three companies, has been appointed Co-President and Chief Operating Officer at Ashford and has been named Chief Operating Officer at both Trust and Prime.

David A. Brooks, formerly Chief Operating Officer for all three companies, has been appointed to the newly created position of Chief Transaction Officer for all three companies.  Mr. Brooks will continue in his role as General Counsel and Secretary for all three companies as well.

Douglas A. Kessler, formerly the President of Ashford, has been appointed to the newly created position of Senior Managing Director at Ashford. He will continue to be the Chief Executive Officer and President of Ashford Trust.

“We have built a deep and talented senior management team that continues to deliver strong results,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “These individuals have been integral in the successful execution of our disciplined strategy and I expect they will continue to contribute to the growth and success of Ashford and our advised platforms.”

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Forward Looking Statements

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “can,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.